Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Rapid7, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-205716, 333-207395, 333-210082, 333-216566, 333-223525 and 333-229960) on Form S-8 and the registration statement (No. 333-218189) on Form S-3 of Rapid7, Inc. (the Company) of our report dated February 28, 2020, with respect to the consolidated balance sheets of Rapid7, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10K of Rapid7, Inc.

Our report refers to the Company’s adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) as of January 1, 2018.

Our report refers to the Company’s adoption of Accounting Standards Update 2016-02, Leases (Topic 842) as of January 1, 2019.

/s/ KPMG LLP
Boston, Massachusetts
February 28, 2020